UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 16, 2008

LEGGETT & PLATT, INCORPORATED

(Exact name of registrant as specified in its charter)

Missouri	001-07845	44-0324630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 1 Leggett Road, Carthage, MO	64836
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 417-358-8131

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 16, 2008, Leggett & Platt, Incorporated and Pace Industries, LLC, a wholly-owned subsidiary of Leggett (“Pace”), entered into a Unit Purchase Agreement with KPI Acquisition, LLC (“KPI”), and certain other affiliates of Kenner & Company, Inc., whereby Leggett sold all its interest in Pace to KPI. The transaction closed July 16, 2008.

Pace holds substantially all the operations previously reported in Leggett’s discontinued Aluminum Products segment. These operations manufacture, design and sell aluminum (with some magnesium and zinc) die cast products and tools and dies for customers in predominantly non-automotive markets. At the time of sale, Pace consisted of 31 facilities: 19 production; 11 warehouse; and one administrative. All facilities were located in the United States, except for two in Mexico.

As part of the purchase price, KPI paid Leggett approximately $300 million in cash at the closing. We intend to use a substantial share of this cash to repurchase Leggett common stock throughout the remainder of 2008. This transaction is not anticipated to result in a significant book gain or loss.

In addition to cash, KPI paid Leggett a non-cash portion of the purchase price consisting of:

(i) a $25 million junior subordinated promissory note issued by Pace, and guaranteed by KPI Holdings (the parent company of KPI) and its domestic subsidiaries. The promissory note accrues interest at 10%, but only after certain EBITDA targets of KPI Holdings and its subsidiaries, on a consolidated basis, are met. The principal and accrued interest, if any, is due upon the earlier of (a) July 16, 2014, or (b) certain Events of Default (as defined in Exhibit A to the Purchase Agreement, including a change in control transaction); and

(ii) Preferred stock issued by KPI Holdings to be redeemed in cash, plus accrued but unpaid dividends, if any, upon the earlier of (a) July 16, 2015, (b) the public sale of common stock or other equity interests by KPI Holdings, its subsidiaries or their respective shareholders, or (c) a change in control related to KPI Holdings. The face amount of the preferred stock will be valued between $0 and $25 million depending upon the EBITDA of KPI Holdings and its subsidiaries, on a consolidated basis, during any trailing 12 month period ending on or before December 31, 2011 compared to the EBITDA targets expressed in Exhibit B to the Purchase Agreement. If KPI Holdings satisfies its EBITDA targets, the preferred stock will begin to accrue dividends at 8% of the face amount.

Any payment obligation of Pace under the promissory note, and any obligation of KPI Holdings to redeem the preferred stock (to the extent that it has value), are subordinated to Pace’s senior and mezzanine lenders.

The Purchase Agreement contains representations, warranties, covenants and indemnities made by Leggett to KPI that are customary in a transaction of this type. The assertions embodied in the representations and warranties made by Leggett and Pace are qualified by information in disclosure schedules that we have exchanged in connection with signing the Purchase Agreement. While we do not believe the schedules contain information required to be publicly disclosed, the schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties in the Purchase Agreement.

You should not rely on the representations and warranties as characterizations of the actual state of facts, since (i) they are modified in part by the disclosure schedules, (ii) they may have changed since the date of the Purchase Agreement, (iii) they may only represent the parties’ risk allocation in this particular transaction, and (iv) they may be qualified by materiality standards that differ from what may be viewed as material for securities law purposes.

The Purchase Agreement has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about Leggett. Such information can be found in the other public filings we make with the SEC. The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement which is attached and incorporated by reference as Exhibit 2.1.

On July 16, 2008, Leggett issued a press release announcing the sale of its interest in Pace. The full text of the press release is attached and incorporated by reference as Exhibit 99.1.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information contained in Item 1.01 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

In the fourth quarter of 2007, Leggett determined that it would divest the Aluminum Products segment (now Pace.) These operations were classified as held for sale and included in discontinued operations in Leggett’s December 31, 2007 and March 31, 2008 financial statements. Because Leggett has already presented financial results for its continuing operations, which exclude these discontinued operations in both the December 31, 2007 and March 31, 2008 financial statements, we have not included pro forma financial statements here. However, we have provided summarized financial information of the former Aluminum Products segment (now Pace), which is attached as Exhibit 99.2 and is incorporated by reference. The summarized financial information includes: (a) External Sales and Earnings (Loss) Before Interest and Income Taxes for the year ended December 31, 2007 and the quarter ended March 31, 2008; and (b) Assets Held for Sale, Liabilities Held for Sale and Net Assets Held for Sale at December 31, 2007 and March 31, 2008.

(d) Exhibits. The following exhibits are filed as part of this report:

Exhibit No.	Description
2.1	Unit Purchase Agreement by and among Leggett & Platt, Incorporated, Pace Industries, LLC and KPI Acquisition, LLC, and certain other affiliates of Kenner & Company, Inc., dated July 16, 2008, including Exhibit A - Promissory Note; and Exhibit B - Certificate of Incorporation Containing Preferred Stock Terms

99.1	Press Release of Leggett & Platt, Incorporated dated July 16, 2008

99.2	Unaudited Summarized Financial Information of the Former Aluminum Products Segment/Pace

Exhibit 2.1 contains a list briefly identifying the contents of all omitted schedules. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGGETT & PLATT, INCORPORATED

Date: July 17, 2008	By:	/s/ Ernest C. Jett
Ernest C. Jett
Senior Vice President – General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1	Unit Purchase Agreement by and among Leggett & Platt, Incorporated, Pace Industries, LLC and KPI Acquisition, LLC, and certain other affiliates of Kenner & Company, Inc., dated July 16, 2008, including Exhibit A - Promissory Note; and Exhibit B - Certificate of Incorporation Containing Preferred Stock Terms

99.1	Press Release of Leggett & Platt, Incorporated dated July 16, 2008

99.2	Unaudited Summarized Financial Information of the Former Aluminum Products Segment/Pace

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